Exhibit (h)(5)

Executive Summary Letter

February 1, 2026

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

Attn: Fund Administration Department

Ladies and Gentlemen:

Reference is made to the Second Amended, Restated and Consolidated Transfer Agency and Service Agreement between us dated as of April 1, 2014, including Appendix A as amended most recently on February 1, 2023 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide written notice of the termination of 54 funds, fund name changes for three funds, and the addition of two share classes to three funds, collectively, the “Fund Changes.” The terminated funds are as follows: MassMutual Equity Opportunities Fund, MassMutual Fundamental Growth Fund, MassMutual Fundamental Value Fund, MassMutual Growth Opportunities Fund, MassMutual Mid Cap Value Fund, MassMutual Small Cap Value Equity Fund, MassMutual Small Company Value Fund, MassMutual Strategic Bond Fund, MassMutual Total Return Bond Fund, MassMutual 20/80 Allocation Fund, MassMutual 40/60 Allocation Fund, MassMutual 60/40 Allocation Fund, MassMutual 80/20 Allocation Fund, MassMutual RetireSMARTSM by JPMorgan 2020 Fund, MassMutual RetireSMARTSM by JPMorgan 2025 Fund, MassMutual RetireSMARTSM by JPMorgan 2030 Fund, MassMutual RetireSMARTSM by JPMorgan 2035 Fund, MassMutual RetireSMARTSM by JPMorgan 2040 Fund MassMutual RetireSMARTSM by JPMorgan 2045 Fund, MassMutual RetireSMARTSM by JPMorgan 2050 Fund, MassMutual RetireSMARTSM by JPMorgan 2055 Fund, MassMutual RetireSMARTSM by JPMorgan 2060 Fund, MassMutual RetireSMARTSM by JPMorgan 2065 Fund, MassMutual RetireSMARTSM by JPMorgan In Retirement Fund, MM Equity Asset Fund, MassMutual Select T. Rowe Price Retirement 2005 Fund, MassMutual Select T. Rowe Price Retirement 2010 Fund, MassMutual Select T. Rowe Price Retirement 2015 Fund, MassMutual Select T. Rowe Price Retirement 2020 Fund, MassMutual Select T. Rowe Price Retirement 2025 Fund, MassMutual Select T. Rowe Price Retirement 2030 Fund, MassMutual Select T. Rowe Price Retirement 2035 Fund, MassMutual Select T. Rowe Price Retirement 2040 Fund, MassMutual Select T. Rowe Price Retirement 2045 Fund, MassMutual Select T. Rowe Price Retirement 2050 Fund, MassMutual Select T. Rowe Price Retirement 2055 Fund, MassMutual Select T. Rowe Price Retirement 2060 Fund, MassMutual Select T. Rowe Price Retirement 2065 Fund, MassMutual Select T. Rowe Price Retirement Balanced Fund, MassMutual Select T. Rowe Price Bond Asset, MassMutual Select T. Rowe Price Emerging Markets Bond Fund, MassMutual Select T. Rowe Price International Equity Fund, MassMutual Select T. Rowe Price Large Cap Blend Fund, MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund, MassMutual Select T. Rowe Price Real Assets Fund, MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund, MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund, MassMutual Balanced Fund, MassMutual Disciplined Growth Fund, MassMutual Disciplined Value Fund, MassMutual International Equity Fund, MassMutual Main Steet Fund, MassMutual Strategic Emerging Markets Fund, and MassMutual U.S. Government Money Market Fund. The MassMutual Core Bond Fund, MassMutual Diversified Bond Fund, and MassMutual Inflation-Protected and Income Fund have been renamed as the MML Barings Core Bond Fund, MML Barings Diversified Bond Fund, and MML Barings Inflation-Protected and Income Fund, respectively. Class M1 shares and Class M2 shares have been added to the MML Barings Core Bond Fund, MML Barings Diversified Bond Fund, and MML Barings Inflation-Protected and Income Fund. In accordance with the appointment provision of Section 1 of the Agreement, we request that you confirm that you have acted since their respective formation, and will act, as Transfer Agent with respect to the Fund Changes and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

This letter may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this letter, and that delivery of the executed letter or counterpart of the letter by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed letter or counterpart or the letter.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to us and retaining one copy for your records.

Very truly yours,

Massmutual select funds and massmutual premier funds, severally and not jointly

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ellen Goldberg
Name:	Ellen Goldberg
Title:	Vice President

Appendix A

As of February 1, 2026, this Appendix A forms a part of the Second Amended, Restated and Consolidated Transfer Agency and Service Agreement dated as of April 1, 2014 (the “Consolidated Agreement”), between State Street Bank and Trust Company, MassMutual Select Funds, and MassMutual Premier Funds. As of February 1, 2026, this Appendix A supersedes any previous versions of said Appendix.

Series or Portfolios

Portfolios	Classes

MassMutual Select Funds
MassMutual Blue Chip Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Diversified Value Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Mid Cap Growth Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Overseas Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Growth Equity Fund	I, R5, Service, Administrative, R4, A, R3, Y
MM S&P 500® Index Fund	I, R5, Service, Administrative, R4, A, R3

MassMutual Premier Funds
MassMutual Global Fund	I, R5, Service, Administrative, R4, A, R3, Y
MassMutual Small Cap Opportunities Fund	I, R5, Service, Administrative, R4, A, R3, Y
MML Barings Core Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2
MML Barings Diversified Bond Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2
MML Barings Inflation-Protected and Income Fund	I, R5, Service, Administrative, R4, A, R3, Y, M1, M2